Exhibit 10.6

EXECUTION COPY

[***] Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

SERVICE AND SALE AGREEMENT

BETWEEN

SUNDIAL GROWERS INC.

AND

SUN 8 HOLDINGS INC.

MADE AS OF

MAY 1, 2019

ARTICLE 1 - DEFINITIONS AND INTERPRETATION		1

1.01	Definitions	1
1.02	Rules of Interpretation	4
1.03	Schedules	5

ARTICLE 2 - PROVISION OF SERVICES AND TRANSFER OF INTELLECTUAL PROPERTY		5

2.01	Past Services	5
2.02	Acknowledgement	5
2.03	Consideration for Past Services	5
2.04	Allocation of Consideration for Past Services	6
2.05	Sale and Transfer of Intellectual Property	6
2.06	Consideration for Sale and Transfer of Intellectual Property	6
2.07	Allocation of Consideration for Sale and Transfer of Intellectual Property	7
2.08	Payment Terms	7
2.09	Restrictive Covenant Election	7
2.10	Joint Election	7

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES		8

3.01	Representations and Warranties by Sun 8	8
3.02	Representations and Warranties by Sundial	11
3.03	Survival	13
3.04	Certificates	13

ARTICLE 4 - MISCELLANEOUS		14

4.01	Dispute Resolution	14
4.02	Equitable Remedies	14
4.03	Further Assurances	14
4.04	Amendments and Waivers	14
4.05	Assignment	14
4.06	Notices	15
4.07	Equitable Remedies	16
4.08	Currency	16
4.09	Benefit of the Agreement	16
4.10	Severability	16
4.11	Governing Law and Attornment	16
4.12	Time of the Essence	16
4.13	Entire Understanding	17
4.14	Counterparts	17
4.15	Parties in Interest	17

SERVICE AND SALE AGREEMENT

THIS AGREEMENT is dated as of May 1, 2019.

BETWEEN:

SUNDIAL GROWERS INC., a corporation incorporated under the laws of the Province of Alberta (“Sundial”)

- and -

SUN 8 HOLDINGS INC., a corporation incorporated under the laws of the Province of British Columbia (“Sun 8”)

WHEREAS:

A.	The Parties entered into a Service Agreement dated as of the 24th day of October, 2018 (the “Previous Agreement”); and

B.

The Parties wish to (i) replace and supersede the Previous Agreement on the terms set out in this Agreement; (ii) provide for the purchase and sale of the Intellectual Property (as defined herein) by Sundial; (iii) issue certain Shares (as defined herein) and certain Performance Warrants (as defined herein) to Sun 8; and (iv) provide for the grant of certain royalties to Sun 8 from Sundial, all on the terms and conditions set forth in this Agreement and the Transaction Documents.

NOW, THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration for the premises and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Parties agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.01	Definitions

In this Agreement, the following words, phrases and expressions shall have the following meanings, unless something in the subject matter or context is inconsistent therewith:

“Affiliate” shall have the meaning attributed to it in the Business Corporations Act (Alberta), as amended, and for purposes of this Agreement, the term “body corporate” in such definition, shall include a partnership;

“Agreement” means this Service and Sale Agreement, including any schedule, and all amendments made hereto by written agreement between the Parties;

“Applicable Law” means (i) any applicable federal, state, provincial, municipal, local or foreign law including any statute, subordinate legislation or treaty, and (ii) any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority whether or not having the force of law;

“Condition of Sundial” means the business, affairs, operations, assets, properties, prospects, liabilities (contingent or otherwise), capital, earnings and financial condition of Sundial, taken as a whole;

“Consideration Shares” has the meaning set forth in Section 2.06(b);

“Cultivar” means a variety of the cannabis plant that has been produced in cultivation by selective breeding;

“Cultivation Facilities” means current cultivation facilities owned, leased or otherwise controlled by Sundial, and any additional cultivation facilities Sundial may acquire, lease or otherwise gain control over from time to time;

“Domain Names” means those items of Intellectual Property comprising domain names;

“Governmental Licences” has the meaning set forth in Section 3.02(l);

“Governmental Authority” means any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances;

“Harvest” means the process of gathering a Batch of Cannabis plants to separate the Cannabis from the parts of the plant that are to be disposed;

“Intellectual Property” means: (A) the brands, designs, domain names, social media accounts, and trade- marks, and other indicia of source owned by Sun 8 set forth in Schedule A and (i) all variations thereof; (ii) all stylizations thereof; (iii) all logos and designs associated therewith; (iv) all goodwill therein; and (v) all common law rights therein; (B) any registrations and applications for registration therefor in any jurisdiction; and (C) all past, present and future rights and forms of protection of an equivalent or similar nature having the equivalent or similar effect to any of the foregoing which may subsist anywhere in the world;

“Intellectual Property Rights” means all of the following in any jurisdiction throughout the world and all rights therein including, but not limited to: (i) any and all worldwide proprietary rights provided under law, including patent law, plant breeder’s rights law, copyright law, trademark law, or any other applicable statutory provision or common law principle, and including all past, present, and future causes of action, rights of recovery, and claims for damage, accounting for profits (but excluding the royalties granted under the Royalty Agreement), or other relief relating, referring, or pertaining to any of the foregoing; and (ii) any and all applications, registrations, licenses, sublicenses, agreements, or any other evidence of a right in any of the foregoing;

“IP Assignment Agreement” means the intellectual property assignment agreement attached as Schedule E, to be entered into by the Parties on the same date as this Agreement;

“Knowledge” in respect of Sun 8 means the actual knowledge of [***], with the assumption that such individuals shall have made reasonable and diligent inquiry of the applicable matters;

“Master Grower” means an individual with greater than 10 years cannabis growing experience with an expertise in multiple growing techniques, which produce high yields, with knowledge of different strains and with experience in managing and directing teams of individuals;

“Non-Competition Agreement” means the non-competition agreement entered into by the Parties on the same date as this Agreement;

“Parties” means Sundial and Sun 8, and “Party” means either one of them;

“Past Services” has the meaning set forth in Section 2.01;

“Performance Warrants” 1,125,000 performance warrants issued on the terms set out in the Warrant Certificate;

“Proceedings” means any action, suit or proceeding before or by any Governmental Authority that is in process, pending or, to the knowledge of Sundial, threatened against or affecting Sundial, and/or any of its properties or assets;

“Production Batch” means a quantity of cannabis derived from a Sun 8 Cultivar that is produced by Sundial or its Affiliates in a single facility at the same or similar time;

“Registered Trade-marks” means those items of Intellectual Property which are registered as trade-marks under the Canadian Trade-marks Act (indicated in Schedule A with “TMA”);

“Royalty Agreement” means the royalty agreement attached as Schedule C, to be entered into by the Parties on the same date as this Agreement;

“Sale” means the provision of valuable consideration by a third party to Sundial or its Affiliates in exchange for a product derived from a Production Batch;

“Securities” means collectively, the Sundial Common Shares and the Performance Warrants;

“Sundial Common Shares” means common shares in the capital of Sundial;

“Sun 8 Cultivar” means the cannabis cultivars set forth in Schedule B;

“Tax Act” means the Income Tax Act (Canada);

“Transaction Documents” means collectively, this Agreement, the Royalty Agreement, the Warrant Certificate, the Non-Competition Agreement and the IP Assignment Agreement, and any agreements and instruments contemplated thereunder; and

“Valuator” means (a) qualified business valuator who is a member of The Canadian Institute of Chartered Business Valuators, and that is (b) either (i) from any of the following firms: Evans and Evans Inc., Grant Thornton LLP, MNP LLP, BDO Canada LLP, Crosson Valuation LLP, XPS Group, KPMG LLP, Ernst & Young, Deloitte LLP or PricewaterhouseCoopers, or (ii) that Sundial consents to, such consent not to be unreasonably withheld, delayed or conditioned.

“Warrant Certificate” means the warrant certificate attached as Schedule D, to be entered into by the Parties on the same date as this Agreement.

1.02	Rules of Interpretation

The following rules of interpretation shall apply in this Agreement unless something in the subject matter or context is inconsistent therewith:

(a)	the headings in this Agreement form no part of this Agreement and are deemed to have been inserted for convenience only;

(b)	all references in this Agreement shall be read with such changes in number and gender that the context may require;

(c)	references to “Articles”, “Sections” and “Recitals” refer to Articles, Sections and Recitals of this Agreement;

(d)

the use of the word “including” or “includes” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example or examples;

(e)	the rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting or preparation of the Agreement, shall not apply;

(f)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision;

(g)

any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force, from time to time, and any statute or regulation that has the effect of supplementing or superseding such statute or regulation;

(h)	all accounting terms not defined in this Agreement have those meanings generally ascribed to them in accordance with Canadian generally accepted accounting principles;

(i)

the words “written” or “in writing” include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception including telex, telegraph or telecopy; and

(j)

unless something in the subject matter or context is inconsistent therewith, a “day” shall refer to a calendar day and in calculating all time periods the first (1st) day of a period is not included and the last day is included and references to a “business day” shall mean a day that is not a Saturday, Sunday or a statutory holiday in the Province of Alberta.

1.03	Schedules

The following Schedules are attached to and incorporated into this Agreement:

Schedule A	-	Intellectual Property

Schedule B	-	Sun 8 Cultivars (as at the date of this Agreement)

Schedule C	-	Royalty Agreement

Schedule D	-	Warrant Certificate

Schedule E	-	IP Assignment Agreement

Schedule F	-	Allocation of Consideration

ARTICLE 2 - PROVISION OF SERVICES AND TRANSFER OF INTELLECTUAL PROPERTY

2.01	Past Services

Prior to entering into this Agreement, Sun 8 performed certain services for Sundial, as described in the Previous Agreement, including:

(a)	the acquisition and transfer of the Sun 8 Cultivars set out in Schedule B to Sundial;

(b)	the identification, interview and hiring of cultivation staff for the Cultivation Facilities, including assistance with the identification and interviewing of two Master Growers;

(c)	the assessment of the Cultivation Facilities and optimization of Sundial’s growing and production methods and techniques;

(collectively, the “Past Services”).

2.02	Acknowledgement

Sundial acknowledges and agrees that Sun 8 has fulfilled its obligations under Section 2.01 in full prior to and in anticipation of the formalization of this Agreement. The Previous Agreement is hereby superseded and replaced by this Agreement.

2.03	Consideration for Past Services

In consideration for the performance of the Past Services provided by Sun 8 to Sundial, Sundial shall pay the following consideration to Sun 8:

(a)	$400,000 on January 2, 2019 (which is acknowledged by Sun 8 as paid);

(b)	$400,000 on the earlier of:

(i)	five (5) business days after Harvest of the first Production Batch; or

(ii)	April 24, 2019;

(c)	$400,000 on the earlier of:

(i)	five (5) business days after the first Sale; or

(ii)	April 24, 2019; and

(d)	$300,000 on the earlier of:

(i)	five (5) business days after the second Sale; or

(ii)	April 24, 2019;

(collectively, the “Cash Payments”).

2.04	Allocation of Consideration for Past Services

Sundial and Sun 8 hereby agree that the Cash Payments set out in Section 2.03 represent consideration for the Past Services and the Cash Payments shall be allocated on such basis.

2.05	Sale and Transfer of Intellectual Property

Sun 8 shall sell the Intellectual Property to Sundial and Sundial will purchase the Intellectual Property from Sun 8, on the date hereof, in exchange for the Consideration to be paid by Sundial as set out in Section 2.06 and the execution of the IP Assignment Agreement concurrently with the execution of this Agreement.

2.06	Consideration for Sale and Transfer of Intellectual Property

In consideration for sale and the transfer of the Intellectual Property to Sundial by Sun 8, Sundial shall:

(a)	grant to Sun 8 certain royalties on the terms contained in the Royalty Agreement by executing and delivering the Royalty Agreement to Sun 8 concurrently with the execution of this Agreement;

(b)

concurrently with the execution of this Agreement, validly allot and issue 300,000 Sundial Common Shares to Sun 8 (the “Consideration Shares”), free and clear of all liens, charges, encumbrances and any other rights of others, and provide evidence of the same to Sun 8; and

(c)

grant and issue to Sun 8 the Performance Warrants, on the terms contained in the Warrant Certificate by executing and delivering the Warrant Certificate to Sun 8 concurrently with the execution of this Agreement;

(collectively, the “Consideration”).

2.07	Allocation of Consideration for Sale and Transfer of Intellectual Property

(a)

Subject to any adjustment pursuant to Section 2.07(b) below, Sundial and Sun 8 hereby agree that the Consideration for sale and transfer of the Intellectual Property shall be allocated in the manner set out in Schedule F.

(b)

At any time prior to January 31, 2020, Sun 8 shall have the option and right, in its sole and absolute discretion, to engage a Valuator to conduct a valuation on the Intellectual Property and the Consideration (“Expert Valuation”) and Sun 8 may present such Expert Valuation to Sundial. If such Expert Valuation differs from the values set out in Schedule F, then the parties must amend Schedule F to reflect the Expert Valuation. Any costs associated with an Expert Valuation are entirely to Sun 8’s account. For greater certainty, nothing herein obligates Sun 8 to complete or present an Expert Valuation to Sundial.

(c)	Sundial shall provide all information that Sun 8 or its solicitors reasonably request that may be used for valuation purposes.

2.08	Payment Terms

(a)	Sundial shall pay each of the amounts under Section 2.03 to Sun 8 by bank draft, certified cheque or wire transfer.

(b)

As and from April 24, 2019, in the event that any payment required to be made to Sun 8 hereunder is not made when due, that payment shall bear interest at a rate equal to 12% per annum, compounded monthly on the last day of each month, until paid.

2.09	Restrictive Covenant Election

If requested by either of Sundial or Sun 8, Sundial and Sun 8 shall jointly elect under subsection 56.4(7) of the Tax Act that subsection 56.4(5) thereto applies on the sale and transfer of the Intellectual Property in respect of the Non-Competition Agreement entered into by or on behalf of Sun 8 in connection with this Agreement, and for greater certainty, such covenants are understood to be integral to this Agreement and are granted to maintain or preserve the fair market value of the Intellectual Property and related business.

2.10	Joint Election

(a)	The Parties hereby acknowledge that the Intellectual Property disposed of by Sun 8 is being sold and exchanged in part in consideration for the issuance by Sun 8 of the Consideration Shares.

(b)

Sundial hereby agrees to jointly elect with Sun 8 under subsection 85(1) of the Tax Act (and any corresponding provision of any applicable provincial taxing statute) in respect of the Intellectual Property of Sun 8 at the amount elected by Sun 8, subject to the limitations set forth in the Tax Act (and any corresponding provisions of any applicable provincial taxing statute).

(c)

Sundial shall not be responsible for the proper completion or filing of any election form and Sun 8 will be solely responsible for the payment of any late filing penalty. With the exception of execution of the election form by Sundial, compliance with the requirements for a valid election will be the sole responsibility of Sun 8. Accordingly, Sundial shall not be responsible or liable for any taxes, damages or expenses resulting from the failure by Sun 8 to properly complete any election form or to properly file such election form within the time prescribed and in the form prescribed under the Tax Act and the corresponding provisions of any applicable provincial taxing statute.

(d)

Sun 8 hereby agrees to provide Sundial with two (2) signed copies of the appropriate election forms on or before ninety (90) days after the date hereof, duly completed with the details of the Intellectual Property to which section 85 of the Tax Act and the corresponding provisions of any applicable provincial tax statute are applicable and the applicable elected amount for the purposes of the election. Sundial shall have the right but not the obligation to review and comment on the election forms and Sun 8 shall accommodate Sundial’s reasonable requests. Such election forms will be returned, within thirty (30) days after the receipt of such election forms, to Sun 8 or its duly authorized agent, duly signed by Sundial, for filing by Sun 8 with the Canada Revenue Agency (or with the applicable provincial taxing authority) and Sun 8 shall provide Sundial with evidence of filing.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.01	Representations and Warranties by Sun 8

Sun 8 represents and warrants to Sundial, and acknowledges that Sundial in relying on the following representations and warranties in connection with the entry into this Agreement, that:

(a)

Sun 8 is a corporation duly incorporated, organized and subsisting under the laws of the Province of British Columbia with the corporate power to own its assets and to carry on its business and has made all necessary filings under all Applicable Laws.

(b)

Sun 8 has the power, authority and right to enter into and deliver this Agreement and to transfer the Intellectual Property to Sundial free and clear of all liens, charges, encumbrances and any other rights of others.

(c)

This Agreement constitutes a valid and legally binding obligation of Sun 8, enforceable against Sun 8 in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

(d)	Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Sun 8 will result in the violation of:

(i)	any of the provisions of the constating documents of Sun 8;

(ii)	any agreement or other instrument to which Sun 8 is a party or by which Sun 8 is bound; or

(iii)	any Applicable Law in respect of which Sun 8 must comply.

(e)

There are no outstanding orders, notices or similar requirements relating to Sun 8 issued by any Governmental Authority and there are no matters under discussion with any Governmental Authority relating to orders, notices or similar requirements.

(f)

There is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon Sun 8 to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber the Intellectual Property other than pursuant to the provisions of this Agreement.

(g)	Sun 8 is not a non-resident of Canada for the purposes of the Tax Act.

(h)	Schedule A is a true, accurate, and complete list of the Intellectual Property.

(i)

Except where indicated otherwise in Schedule A, Sun 8 owns the entire right, title and interest, including all Intellectual Property Rights, in and to all of the Intellectual Property, including the right to transfer, convey or assign to any third party without any consent of, waiver from or payment to any person whatsoever. The transactions contemplated by this Agreement will not affect Sun 8’s rights in the Intellectual Property, trigger any additional obligations or liabilities of Sun 8, or otherwise detract from or adversely impact Sun 8’s full right and authority to commercialize the Intellectual Property without violating the rights of any third party (including any Intellectual Property Rights, contractual rights, or other rights of exclusivity).

(j)

To Sun 8’s Knowledge, Sun 8 has the exclusive and unfettered right to use the Intellectual Property, subject to those trademark applications which are indicated in Schedule A as having been opposed or which are indicated in Schedule A as being filed by an unaffiliated company to Sun 8, and except where Sun 8 has granted non-exclusive licenses to others to use the Intellectual Property. To Sun 8’s Knowledge, the use of the Intellectual Property as part of Sun 8’s business, or the operation of Sun 8’s business, does not infringe or otherwise violate the Intellectual Property Rights of any other person, except as indicated in Schedule A where a trademark application has been filed by an unaffiliated company to Sun 8.

(k)

To Sun 8’s Knowledge, all developers, at the time they created or developed the Intellectual Property, were either full-time employees of Sun 8 or were contractors, who assigned all rights in the Intellectual Property, including any Intellectual Property Rights, to Sun 8 pursuant to written agreements, and such developers did not incorporate any previously existing work product or other materials proprietary to the developers or any third party in such creation or development.

(l)	Sun 8 has used, since the date specified on the declarations of use, and continues to use the Registered Trade-marks in association with the goods and services.

(m)	There are no third parties who are licensed users of any of the Intellectual Property.

(n)	No fees, royalties, or other amounts are owing by Sun 8 to any Person with respect to any of the Intellectual Property or any use of any of the same.

(o)

Except as disclosed in Schedule A, Sun 8 has no notice of any current, pending or threatened in writing trade-mark opposition proceedings, summary expungement proceedings under section 45 of the Trademarks Act (Canada), cancellation proceedings, or any other litigation or other administrative proceedings in respect of any of the Intellectual Property and Sun 8 has no Knowledge of any basis for the commencement of any such proceedings against any persons.

(p)

To the Knowledge of Sun 8, Sun 8 has not used or enforced, or failed to use or enforce, any of the Intellectual Property in any manner which could limit its validity or result in its invalidity except as indicated in Schedule A where a trademark application has been opposed, is in default or has been filed by an unaffiliated company to Sun 8, and has not been opposed by Sun 8 to date. To the Knowledge of Sun 8, Sun 8 has not taken, or omitted to take, any action that would prejudice the enforcement of, or the obtaining of, registrations in the Intellectual Property except as indicated in Schedule A where a trademark application has been opposed, is in default or has been filed by an unaffiliated company to Sun 8, and has not been opposed by Sun 8 to date.

(q)

To the Knowledge of Sun 8, no infringement, misuse or misappropriation of the Intellectual Property by third parties has occurred or is occurring except as indicated in Schedule A where a trademark application has been filed by an unaffiliated company to Sun 8, and has not been opposed by Sun 8 to date.

(r)

The Intellectual Property comprising registered Intellectual Property Rights or applications thereof are, subject to those trademark applications which are indicated in Schedule A as having been opposed or currently in default, valid, subsisting, and enforceable and such applications or registered Intellectual Property Rights have not been abandoned, lapsed, cancelled, or put in default.

(s)

No (a) government funding; (b) facilities of a university, college, other educational institution or research center; or (c) funding from any persons (other than funds received in consideration for shares in the capital of Sun 8) was used in the development of the Intellectual Property and no current or former employee, consultant or independent contractor of Sun 8, who was involved in, or who contributed to, the creation or development of any of the Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Sun 8.

3.02	Representations and Warranties by Sundial

Sundial represents and warrants to Sun 8, and acknowledges that Sun 8 in relying on the following representations and warranties in connection with the entry into this Agreement, that:

(a)

Sundial is a corporation duly incorporated, organized and subsisting under the laws of the Province of Alberta with the corporate power to own its assets and to carry on its business and has made all necessary filings under all Applicable Laws.

(b)

Sundial has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by Sundial contemplated hereunder, including the creation and issuance of the Securities, free and clear of all liens, charges, encumbrances and any other rights of others.

(c)

This Agreement constitutes a valid and legally binding obligation of Sundial, enforceable against Sundial in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

(d)	Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Sundial will result in a violation of:

(i)	any of the provisions of the constating documents or by-laws of Sundial;

(ii)	any agreement or other instrument to which Sundial is a party or by which Sundial is bound; or

(iii)	any Applicable Law in respect of which Sundial must comply.

(e)

There are no outstanding orders, notices or similar requirements relating to Sundial or its subsidiaries issued by any Governmental Authority and there are no matters under discussion with any Governmental Authority relating to orders, notices or similar requirements.

(f)

As at the date hereof, the authorized capital of Sundial consists of an unlimited number of Sundial Common Shares without par value and an unlimited number of preferred shares, of which 45,804,772 Sundial Common Shares and 17,844,392 securities convertible into Sundial Common Shares are issued and outstanding.

(g)

The Securities have been, or prior to the date of issuance will be, authorized for issuance and, when certificates for such Securities are issued and delivered, such Securities will be validly issued, fully paid, and freely tradeable.

(h)

No order ceasing or suspending trading in any of its securities or prohibiting the sale of or trading of any of its issued securities has been issued and to its knowledge no proceedings for such purpose are pending or have been threatened.

(i)	No agreement is in force or effect which in any manner affects the voting or control of any of its securities.

(j)

Neither Sundial, nor to its knowledge, is any other person in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by it or such other person under any material agreement to which it is a party or otherwise bound and all such agreements are in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by it, or, to its knowledge, information and belief, any other party under any such agreement.

(k)	The issuance of the Securities does not require:

(i)	Sundial shareholder approval; or

(ii)	the consent, approval, authorization, registration or qualification of or with any Government Authority or other third party.

(l)

(A) Sundial and its subsidiaries possess all permits, certificates, licences, approvals, consents and other authorizations and clearances, and supplements and amendments to the foregoing including, without limitation, cultivation, processing and sale licences (collectively, the “Governmental Licences”) issued by the appropriate Governmental Authority necessary or required to conduct the business as now operated by Sundial and its subsidiaries and proposed to be conducted by Sundial and its subsidiaries; (B) Sundial and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licences except for instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of Sundial; (C) all of the Governmental Licences are in good standing, valid and in full force and effect; and (D) neither Sundial nor its subsidiaries has received any notice relating to the cancellation, revocation, limitation, suspension, or adverse modification of any such Governmental Licences.

(m)

Sundial and its subsidiaries are, in all material respects, conducting their respective businesses in compliance with all Applicable Laws of each jurisdiction in which its respective business is carried on and each is licenced, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and neither Sundial nor its subsidiaries has received a notice of a material non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of a material non-compliance with any such Applicable Laws or permits which could have an adverse material effect on it.

(n)

Sundial and its subsidiaries engage in testing of their respective products with sufficient regularity to ensure material compliance with the Pest Control Products Act (Canada) and to Sundial’s knowledge, none of Sundial’s or its subsidiaries’ products contain any pesticides or other ingredients not approved for use in food production in accordance with the Pest Control Products Act (Canada).

(o)

All product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by Sundial and its subsidiaries in connection with their respective businesses are in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to the business, all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(p)

Sundial’s and its subsidiaries’ products are currently manufactured, tested, packaged and labeled at facilities which are in compliance with Applicable Laws, and such other regulatory requirements applicable to Sundial’s and its subsidiaries’ products, including good production practices that are acceptable to Health Canada.

(q)

There are no Proceedings that would have a material adverse effect on the Condition of Sundial, its subsidiaries or the consummation of the transactions contemplated in this Agreement and the aggregate of all pending Proceedings, including routine litigation, would not reasonably be expected to have a material adverse effect on the Condition of Sundial and its subsidiaries if determined unfavourably against Sundial or its subsidiaries.

3.03	Survival

The representations and warranties contained herein are provided for the exclusive benefit of the Party to which they are made, and a breach of any one or more thereof may be waived by the Party to which they are made in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this Agreement will survive the execution of this Agreement and will continue in full force and effect for a period of two year thereafter.

3.04	Certificates

All statements contained in any certificate or other instrument delivered by or on behalf of any Party pursuant to or in connection with this Agreement will be deemed to be representations and warranties made by such Party under this Agreement, provided however that such representations and warranties in such certificate shall continue in full force and effect for a period of one year after such certificate is delivered.

ARTICLE 4 - MISCELLANEOUS

4.01	Dispute Resolution

All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration by a single arbitrator under the Arbitration Act (Alberta). The place of arbitration shall be Calgary, Alberta, Canada.

4.02	Equitable Remedies

The Parties acknowledge and agree that a breach by any Party of any of the binding covenants contained in this Agreement could cause the other Party to incur irreparable injury, for which the other Party would not have an adequate remedy in damages. Accordingly, each Party agrees that in the event of any such breach, the non-breaching Party shall be entitled to specific performance of such covenants and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which the non-breaching Party may be entitled under Applicable Law.

4.03	Further Assurances

The Parties shall execute such further and other documents and do such further and other things as may be reasonably necessary or convenient to carry out and give effect to the intent of this Agreement.

4.04	Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Parties. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.05	Assignment

Neither Party may assign this Agreement, either directly or through amalgamation or operation of law, without the prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, of the other Party or of any party to which the rights of the Parties are transferred pursuant to this Section 4.05. However, no transfer or assignment of this Agreement shall be effective unless the transferee assumes all of the obligations of the transferor under this Agreement.

4.06	Notices

(a)

Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication, facsimile or other similar form of communication, in each case addressed as follows:

To Sun 8:

Sun 8 Holdings Inc.

1383 8th Avenue West

Vancouver, BC V6H 3W4

Attention:         [***]

Email:               [***]

with a copy to:

Fasken Martineau DuMoulin LLP

2900, 550 Burrard Street

Vancouver, BC V6C 0A3

Attention:         [***]

Email:               [***]

To Sundial:

Sundial Growers Inc.

Site 4, Box 17, RR1

Airdrie, AB T4B 2A3

Attention:         [***]

Email:               [***]

with a copy to:

McCarthy Tetrault LLP

4000, 421 7th Avenue SW

Calgary, AB T2P 4K9

Attention:         [***]

Email:               [***]

(b)	Any notice, direction or other instrument shall:

(i)	if delivered, be deemed to have been given and received on the day it was delivered; and

(ii)	if sent by telecommunication, facsimile or other similar form of communication, be deemed to have been given and received on the business day following the day it was so sent.

(c)

A Party may at any time give to the other Party notice in writing of any change of address of the Party giving such notice and from and after the giving of such notice the address or addresses therein specified shall be deemed to be the address of such Party for the purposes of giving notice hereunder.

4.07	Equitable Remedies

The Parties acknowledge and agree that a breach by any Party of any of the binding covenants contained in this Agreement could cause the other Party to incur irreparable injury, for which the other Party would not have an adequate remedy in damages. Accordingly, each Party agrees that in the event of any such breach, the non-breaching Party shall be entitled to specific performance of such covenants and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity.

4.08	Currency

All dollar figures referred to in this Agreement are Canadian dollars unless specifically noted otherwise.

4.09	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, successors and permitted assigns.

4.10	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, in any jurisdiction:

(a)

the remaining provisions shall nevertheless be and remain valid and subsisting in that jurisdiction and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion; and

(b)	that provision shall nevertheless be and remain valid and subsisting in other jurisdictions.

4.11	Governing Law and Attornment

This Agreement shall be governed by and construed according to the laws of the Province of Alberta and the laws of Canada applicable therein, and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the Province of Alberta.

4.12	Time of the Essence

Time is of the essence in the performance of any and all of the obligations of the Parties, including the payment of monies.

4.13	Entire Understanding

This Agreement together with the other Transaction Documents:

(a)	is the entire agreement and understanding between the Parties on everything connected with the subject matter of this Agreement and the other Transaction Documents; and

(b)

supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, including the Previous Agreement and letter of intent dated May 25, 2018 between Sundial and Top Leaf Supply Company and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth therein.

4.14	Counterparts

This Agreement may be executed in one or more counterparts, all of which will constitute one and the same Agreement. This Agreement may be delivered by electronic transmission, including by e-mail or by facsimile transmission, and if so delivered, this Agreement will be, for all purposes, effective as if the Parties had executed the original Agreement.

4.15	Parties in Interest

This Agreement will enure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

(remainder of page intentionally left empty)

IN WITNESS OF WHICH the Parties have executed this Agreement as of the day and year first above written.

SUNDIAL GROWERS INC.

Per:	/s/ [***]

SUN 8 HOLDINGS INC.

Per:	/s/ [***]

SCHEDULE C

ROYALTY AGREEMENT

(attached)

EXECUTION COPY

ROYALTY AGREEMENT

BETWEEN

SUNDIAL GROWERS INC.

AND

SUN 8 HOLDINGS INC.

MADE AS OF

MAY 1, 2019

Article 1 - DEFINITIONS AND INTERPRETATION		24

1.01	Definitions	24

1.02	Rules of Interpretation	29

Article 2 - ROYALTY		30

2.01	Royalty	30

2.02	Royalty Rules of Interpretation	32

2.03	Sampling and Testing	32

2.04	Calculation & Payment	33

2.05	Books, Records, Access and Auditors	33

2.06	Minimum Grow Space	35

2.07	Batch Composition and Commingling	35

2.08	Loss and Insurance	35

2.09	Additions to Sun 8 Cultivars	36

Article 3 - TERMINATION AND BUYOUT		36

3.01	Termination	36

3.02	Buyout of Royalty	36

Article 4 - INDEMNITY		39

4.01	Indemnity	39

4.02	Enforcement of Indemnity	39

4.03	Survival of Indemnity	39

Article 5 - MISCELLANEOUS		39

5.01	Assignment	39

5.02	Transfer of Assets or Business by Royalty Payor	40

5.03	Activities to be conducted in a Proper Manner	40

5.04	Further Assurances	40

5.05	Entire Agreement	41

5.06	Amendments and Waivers	41

5.07	Right of First Refusal	41

5.08	Notices	41

5.09	Dispute Resolution	43

5.10	Equitable Remedies	43

5.11	No Partnership	43

5.12	Currency	43

5.13	Benefit of the Agreement	43

5.14	Severability	43

5.15	Governing Law and Attornment	44

5.16	Time of the Essence	44

5.17	Counterparts	44

5.18	Parties in Interest	44

ROYALTY AGREEMENT

THIS AGREEMENT is made as of May 1, 2019.

BETWEEN

SUNDIAL GROWERS INC., a corporation incorporated under the Laws of the Province of Alberta (the “Royalty Payor”)

- and -

SUN 8 HOLDINGS INC., a corporation incorporated under the Laws of the Province of British Columbia (the “Royalty Payee”)

WHEREAS pursuant to the service and sale agreement dated May 1, 2019 between the Royalty Payor and the Royalty Payee (the “SS Agreement”) and the agreements and instruments contemplated under the SS Agreement, the Royalty Payee transferred the Intellectual Property (as defined in the SS Agreement) to the Royalty Payor and agreed to perform certain services for the benefit of the Royalty Payor in consideration for, among other things, the entering into of this Agreement; and

AND WHEREAS the Parties hereto wish to enter into this Agreement which sets out the terms of the Royalties (as defined below).

NOW, THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration for the premises and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Parties agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.01	Definitions

In this Agreement, the following words, phrases and expressions shall have the following meanings, unless something in the subject matter or context is inconsistent therewith:

“Affiliate” shall have the meaning attributed to it in the Business Corporations Act (Alberta), as amended, and for purposes of this Agreement, the term “body corporate” in such definition, shall include a partnership;

“Agreement” means this Royalty Agreement, including any schedule, and all amendments made hereto by written agreement between the Parties;

“Audit Notice” has the meaning set forth in Section 2.05(2);

“Average Potency” means the arithmetic mean of the Potencies from all Samples taken from a Batch, expressed as a percentage;

“Batch” means a Production Batch or a Third Party Production Batch, as the case may be;

“Books and Records” means all agricultural, scientific, technical, financial, accounting, business, tax and employee information, records and files, in any form whatsoever (including written, printed or electronic form or stored on computer discs or other data and software storage devices) related solely to Royalties payable under this Agreement, including regulatory filings and returns, books of account and related original source documentation, actuarial, tax and accounting information, quality control, sampling and testing procedures, test results, reports, files, lists, drawings, plans, logs, briefs, computer program documentation, employee data and records, deeds, certificates, contracts, title and legal opinions, records of payment, asset documentation, written manuals and policies, and information relating to processing, batch release, sales and distribution;

“Brand Royalty” has the meaning set forth in Section 2.01(1)(d);

“Brands” means the brands, trademarks, trademark applications, designs and domain names identified in Schedule “A”;

“Buyout Funds” has the meaning set forth in Section 3.02(3);

“Buyout Option” has the meaning set forth in Section 3.02(1);

“Calculation Date” means the last day of the Quarter in which this Agreement is executed and the last day of each Quarter thereafter;

“Calculation Period” means the Initial Calculation Period or any Quarterly period following the expiration of the Initial Calculation Period;

“Cannabis” means all parts of a cannabis plant (including Whole Dried Flower, trimmings from dry flower buds and other raw cannabis plant material) used to produce Cannabis Products;

“Cannabis Legislation” means the Cannabis Act (S.C. 2018, c. 16) and the regulations thereunder, and any other Laws regulating Cannabis;

“Cannabis Products” means all products derived from Cannabis for distribution or further processing, including Whole Dried Flower for distribution, pre-rolls, cannabis oil, cannabis capsules, distillate, vaporization cartridges, concentrates, edibles, drinks and topicals, and any other product derived from Cannabis for distribution or further processing whether similar to the foregoing or not;

“Cannabis Products Royalty” has the meaning set forth in Section 2.01(1)(b);

“CBD” means cannabidol (and its derivatives), a naturally occurring cannabinoid constituent of cannabis;

“Cultivation Royalty” has the meaning set forth in Section 2.01(1)(c);

“Deadlock Proposal” has the meaning set forth in Section 3.02(7)(c);

“Effective Date” means the date of this Agreement;

“Election Date” has the meaning set forth in Section 3.02(2);

“Expert” has the meaning set forth in Section 3.02(7);

“Expert Decision” has the meaning set forth in Section 3.02(7)(c);

“Flower Yield Royalty” has the meaning set forth in Section 2.01(1)(a);

“GAAP” means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute;

“Governmental Authority” means any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances;

“Grow Space” means dedicated growing space for cultivation of Cannabis plants worldwide, which shall only include the sum of the grow table areas (in square feet) in a cultivation facility, and shall not include additional walkways or space that is not dedicated to growing Cannabis plants;

“Indemnified Parties” has the meaning set forth in Section 4.01;

“Initial Calculation Period” means the period commencing on the Effective Date to and including the last day of the Quarter in which this Agreement is executed;

“Interest” means interest calculated at a rate of Prime plus 5% per annum;

“Initial Public Offering” means any initial public offering of the Royalty Payor’s securities resulting in the Royalty Payor’s securities being publicly traded on a recognized North American stock exchange;

“Law” includes:

i.	federal, provincial, state, territorial, regional, municipal and local government legislation including regulations and by-laws;

ii.	legislation of any other jurisdiction with which a Party must comply;

iii.	common law and equity;

iv.	judgments, decrees, writs, administrative interpretations, guidelines, policies, injunctions, orders or the like, of any Governmental Authority with which a Party is legally required to comply; and

v.	Governmental Authority requirements and consents, certificates, licences, permits and approvals (including conditions in respect of those consents, certificates, licences, permits and approvals);

“Liquidity Event” means the occurrence of: (i) an amalgamation, merger or reorganization of the Royalty Payor, or a sale of the shares of the Royalty Payor, whereby the shareholders of the Royalty Payor immediately prior to such a transaction will not, directly or indirectly, have control of more than 50% of the votes capable of being cast at a general meeting of the shareholders of the Royalty Payor or continuing corporation after the completion of such transaction, or (ii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Royalty Payor’s assets or undertaking (other than as part of an amalgamation, merger or reorganization with subsidiaries or Affiliates of the Royalty Payor) in consideration for a sum of money or property that can be readily liquidated; or (iii) the adoption by the Royalty Payor of a plan of liquidation providing for the distribution of all or substantially all of the Royalty Payor’s assets in consideration for a sum of money or property that can be readily liquidated; or (iv) an Initial Public Offering;

“Loss” means an insurable loss of or damage to (i) Cannabis, whether or not occurring in or out of the facilities owned by the Royalty Payor or its Affiliates and whether the Cannabis is in the possession of the Royalty Payor or its Affiliates or otherwise, or (ii) facilities designated for the Minimum Grow Space; or (iii) Merchandise Items;

“Merchandise Item” means a merchandise, retail or promotional item that is sold for revenue and is not derived from Cannabis, including any apparel, pipes, bowl pieces, bongs, water pipes, bubblers, storage containers, humidors, trays, ashtrays, vaporizers, vape pens, dab rigs, oil rigs, joint rollers, grinders, lighters, rolling papers and any other tool, accessory or other merchandise whether or not similar to the foregoing;

“Minimum Grow Space” means [***]% of the total Grow Space in Canada that is owned, leased or otherwise controlled by the Royalty Payor and its Affiliates;

“Offered Interest” has the meaning set forth in Section 5.07(1);

“Parties” means the Royalty Payor and the Royalty Payee, and “Party” means either one of them;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal person or representative, regulatory body or agency, Governmental Authority or agency however designated or constituted;

“Potency” means the combined total percentages of the entire THC and CBD profiles measured in any given measured in any given Sample, as determined by the procedures and testing set out in Section 2.03;

“Prime” means, at any particular time, the reference rate of interest, expressed as a rate per annum, that the Bank of Montreal establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy customers in Canada;

“Production Batch” means a quantity of Cannabis derived from a Sun 8 Cultivar that is produced by the Royalty Payor or its Affiliates in a single facility at the same or similar time;

“Purchase Price” has the meaning set forth in Section 5.07(1);

“Quarter” means the quarterly calendar period ending on each of March 31, June 30, September 30 and December 31;

“Quarterly Statement” means an statement setting forth in reasonable detail a summary of:

i.	information regarding each cultivation facility used by the Royalty Payor and its Affiliates including the facility location and square footage;

ii.	confirmation as to whether the Minimum Grow Space was being utilized for growing Sun 8 Cultivars, and if not, then the length of time that it was not being utilized;

iii.	total Grow Space, and the total Grow Space being utilized for Sun 8 Cultivars;

iv.	information regarding the areas (in square feet) that are not used for cultivation purposes in any cultivation facility, including walkways or space not dedicated to growing cannabis plants;

v.

information as to whether there were any interruptions, reductions or suspensions in production of Cannabis derived from Sun 8 Cultivars grown in the Minimum Grow Space, or any additional Grow Space, for any reason;

vi.	information about each Batch, including the cultivar used, the yield per square foot, the facility in which it was produced, and the total weight of Whole Dried Flower produced;

vii.

the total weight of Cannabis cultivated and harvested in each Batch, the total weight of Cannabis used to make Cannabis Products, the cultivar/type of Cannabis used to make each Cannabis Product, the Potencies, reasonably detailed information about any discarded or unusable Cannabis and any other relevant information relating to Cannabis and Cannabis Products upon which the Royalties were calculated during that Calculation Period;

viii.

the names of any third party producers that the Royalty Payor has supply agreements or other arrangements with, along with copies of (or if copies are not available, then the relevant terms of) the supply agreements or arrangements;

ix.	the details of any Cannabis sold or otherwise distributed under the Brands, including weight, Potency, cultivar and facility origin;

x.	the details of any Merchandise Items sold or otherwise distributed under the Brands, including quantity and type;

xi.

the determination and calculation of the Royalty payable as at the Calculation Date to the Royalty Payee for the relevant Calculation Period, certified to be correct by the Royalty Payor accompanied by a copy of the most recent quarterly financial statements or audited annual financial statements of the Royalty Payor as soon as such financial statements are available (provided that such financial statements shall only be required to be delivered to the Royalty Payee once); and

xii.	any other pertinent information in sufficient detail to explain the calculation of the Royalties;

“Right of First Refusal” has the meaning set forth in Section 5.07(1);

“Royalties” means the Flower Yield Royalty, the Cannabis Product Royalty, the Cultivation Royalty and the Brand Royalty and “Royalty” means any one of them;

“Sample” means a representative sample of Cannabis material taken from a Batch in accordance with Section 2.03;

“Sun 8 Cultivar” means the (i) cannabis cultivars set forth in Schedule “A”, and (ii) any and all cannabis cultivars, including clones and/ or seeds of specific cultivars, acquired by the Royalty Payor which was facilitated, directly or indirectly, in any way by the Royalty Payee or its employees, agents, contractors, directors or officers, or any of James Agnew, Justin Pilon, or Scott Agnew, whether such individuals are acting in their capacity as employees of Royalty Payee or Royalty Payor or in any other capacity, now or in the future, and (iii) all cannabis cultivars derived from such cultivars listed in (i) or (ii);

“THC” means delta-9-tetrahydrocannabinol (and derivatives);

“Third Party Production Batch” means a quantity of Cannabis that is either (i) grown by a Top Leaf Producer, or (ii) derived from a Sun 8 Cultivar, that is produced in a single facility at the same or similar time and that the Royalty Payor or its Affiliates purchase or otherwise acquire through a supply agreement or similar arrangement with a third party producer (including a Top Leaf Producer);

“Top Leaf Producer” is a Cannabis cultivator introduced to the Royalty Payor by the Royalty Payee or its employees, agents, contractors, directors or officers, who contracts with the Royalty Payor to grow Cannabis for the Royalty Payor;

“Valuation Issue” has the meaning set forth in Section 3.02(7); and

“Whole Dried Flower” means trimmed, dried Cannabis flower buds.

1.02	Rules of Interpretation

(1) The following rules of interpretation shall apply in this Agreement unless something in the subject matter or context is inconsistent therewith:

(a)	the headings in this Agreement form no part of this Agreement and are deemed to have been inserted for convenience only;

(b)	all references in this Agreement shall be read with such changes in number and gender that the context may require;

(c)	references to “Articles”, “Sections” and “Recitals” refer to Articles, Sections and Recitals of this Agreement;

(d)

the use of the word “including” or “includes” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example or examples;

(e)	the rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting or preparation of the Agreement, shall not apply;

(f)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision;

(g)

any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force, from time to time, and any statute or regulation that has the effect of supplementing or superseding such statute or regulation;

(h)	all accounting terms not defined in this Agreement have those meanings generally ascribed to them in accordance with GAAP; and

(i)

the words “written” or “in writing” include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception including telex, telegraph or telecopy.

(2) In this Agreement, unless something in the subject matter or context is inconsistent therewith, a “day” shall refer to a calendar day and in calculating all time periods the first (1st) day of a period is not included and the last day is included and references to a “business day” shall mean a day that is not a Saturday, Sunday or a statutory holiday in the Province of Alberta.

ARTICLE 2- ROYALTY

2.01	Royalty

(1) Subject to the terms and conditions contained herein, the Royalty Payor agrees and covenants with the Royalty Payee to pay to the Royalty Payee the following Royalties:

(a)	A royalty per gram of Whole Dried Flower that is derived from any Sun 8 Cultivar produced by the Royalty Payor or its Affiliates of:

(i)	$0.25 per gram, if the average amount of Whole Dried Flower that is derived from a Production Batch is less than [***] per square foot of Grow Space;

(ii)	$[***] per gram, if the average amount of Whole Dried Flower that is derived from Production Batch is equal to or greater than [***] and less than [***] per square foot of Grow Space; or

(iii)	$0.35 per gram, if the average amount of Whole Dried Flower that is derived from Production Batch is equal to or greater than [***] per square foot of Grow Space,

(the “Flower Yield Royalty”).

For greater certainty, the Royalty Payee shall be entitled to receive the Flower Yield Royalty for any given Production Batch pursuant to only one of Sections 2.01(1)(a) (i), (ii) or (iii), as determined according to the applicable threshold; and

(b)

A royalty per gram of Cannabis (but excluding any Whole Dried Flower that the Flower Yield Royalty is paid on) that is derived from any Sun 8 Cultivar produced by the Royalty Payor or its Affiliates and used or sold to produce Cannabis Products of:

(i)	$0.05 per gram, if the Average Potency of a Batch is less than [***]%;

(ii)	$[***] per gram, if the Average Potency of a Batch is equal to or greater than [***]% and less than [***]%;

(iii)	$[***] per gram, if the Average Potency of a Batch is equal to or greater than [***]% and less than [***]%; or

(iv)	$0.20 per gram, if the Average Potency of a Batch is equal to or greater than [***]%,

(the “Cannabis Products Royalty”).

For greater certainty, the Royalty Payee shall be entitled to receive the Cannabis Products Royalty for any given Batch pursuant to only one of Sections 2.01(1)(b)(i), (ii), (iii) or (iv), as determined according to the applicable threshold; and

(c)	A royalty of $0.15 per gram of Cannabis in a Third Party Production Batch (the “Cultivation Royalty”).

(d)	A royalty of $0.15:

(i)	per each Merchandise Item; and

(ii)	per gram of any Cannabis product that has not been derived from a Sun 8 Cultivar,

that has been sold under the Brands (the “Brand Royalty”).

2.02	Royalty Rules of Interpretation

It is the intention of the Parties that any Cannabis for which a Royalty is paid on, is not subject to other Royalties under this Agreement. As such, the following shall apply:

(1) With respect to any Cannabis that is derived from any Sun 8 Cultivar produced by Royalty Payor or its Affiliates,

(a)	the Flower Yield Royalty shall be paid on [***] Whole Dried Flower [***];

(b)	the Cannabis Products Royalty shall be paid on [***] Cannabis except Whole Dried Flower that [***];

(2) If the [***] is payable, then the [***] and the [***].

(3) The Flower Yield Royalty payable on the “Sweet Jesus” and “GGC aka GCG / God GC / God’s Green Crack/ God’s Green Kush” shall be $[***] under each of Sections 2.01(1)(a) (i), (ii) and (iii).

2.03	Sampling and Testing

(1) To calculate the Cannabis Products Royalty described in Section 2.01(1)(b), the Royalty Payor must comply with the provisions in this Section 2.03.

(2) Samples of each Batch must be taken in accordance with Cannabis Legislation, and any guidelines or best practices established by any Governmental Authority having jurisdiction, or if not established, then in accordance with reasonable and customary quality assurance criteria and standard operating procedures, which must be provided to the Royalty Payee upon request.

(3) The number of Samples to be taken from every Batch for Potency testing will be the greater of:

(a)	the amount required under Cannabis Legislation; or

(b)	the amount:

(i)	required under the Royalty Payor’s standard operating procedures; or

(ii)	recommended by the Royalty Payor’s quality assurance person.

(4) The Royalty Payor must cause each Sample taken from a Batch to be tested for Potency by a qualified, independent third party laboratory licensed for analytical testing under Cannabis Legislation. All testing for Potency must be conducted by such laboratory in accordance with:

(a)	Cannabis Legislation;

(b)	any guidelines or best practices established by any Governmental Authority;

(c)	good industry practice to fairly establish Potency; and

(d)	any other reasonable and customary criteria and procedures and quality assurance batch release criteria determined by such laboratory, which shall be provided to the Royalty Payee upon request.

2.04	Calculation & Payment

(1) The Royalties shall be calculated by the Royalty Payor for each Calculation Period based on the information that is available as at the Calculation Date. To the extent that any Batch or Cannabis is in process (including, by way of not yet being harvested, dried, trimmed, weighed, tested, packaged or sold, as applicable) and for which the information required to calculate one or more Royalties is not yet available, such Royalty will be calculated and paid [***].

(2) Within [***] days after each Quarter, the Royalty Payor shall prepare and forward to the Royalty Payee a Quarterly Statement, together with payment of the Royalties for the applicable Calculation Period as set forth in such Quarterly Statement.

(3) Subject to Section 2.05(3), Royalty payments which are payable hereunder shall be paid by the Royalty Payor without set-off or reduction by certified cheque or bank draft payable to or to the order of the Royalty Payee or by wire transfer in accordance with instructions given by the Royalty Payee to the Royalty Payor at least [***] in advance of any payment date, or such other form of immediately available funds as may be agreed to between the Parties.

2.05	Books, Records, Access and Auditors

(1) The Royalty Payor shall:

(a)

maintain or cause to be maintained true, accurate, full and complete Books and Records with respect to all matters relating to the calculation and payment of the Royalty in accordance with the Royalty Payor’s current accounting practices, which must be either (a) Canadian GAAP, consistently applied, or (b) International Financial Reporting Standards as adopted by the International Accounting Standards Board, as amended, supplemented or replaced from time to time, as well as in accordance with good bookkeeping practices to enable the Royalty to be calculated in accordance with this Agreement;

(b)	permit the Royalty Payee and its advisors, after it has given reasonable notice to the Royalty Payor, to:

(i)	inspect at the Royalty Payor’s premises and at all reasonable times and with access to the Royalty Payor’s relevant personnel, the Royalty Payor’s Books and Records; and

(ii)	[***] copies of such Books and Records; and

(c)	permit the Royalty Payee to enter the Royalty Payor’s premises at its own cost and risk for the purpose of inspecting the area and operations in it, provided that the Royalty Payee:

(i)	does not unreasonably hinder the Royalty Payor’s operations on the premises; and

(ii)	complies with the Royalty Payor’s instructions and directions, including in relation to health and safety and site inductions.

(2) All Royalty payments will be considered final and in full satisfaction of all obligations of the Royalty Payor with respect thereto, unless the Royalty Payee delivers to the Royalty Payor a written notice (the “Audit Notice”) regarding the determination or calculation of the Royalty within [***] after receipt by the Royalty Payee of the audited financial statements that include the Royalty payment in question.

(3) If the Royalty Payee delivers an Audit Notice as herein provided, the Royalty Payee will, for a period of [***] days after the Royalty Payor’s receipt of such Audit Notice, have the right, upon reasonable notice and at all reasonable times, to have the Royalty Payor’s accounts and Books and Records relating to the calculation of the Royalty or Royalties in question audited by a reputable accounting firm of chartered professional accountants or certified public accountants selected by the Royalty Payee. If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Payee, such deficiency or excess will be resolved by adjusting the next Quarterly Statement and Royalty payment due hereunder. The Royalty Payee will pay all the costs and expenses of such audit unless a deficiency of five percent ([***]%) or more of the amount due is determined to exist, in which case such costs shall be paid by the Royalty Payor.

(4) If it is determined by agreement of the Parties, by audit or by any dispute resolution process that any Royalty payment has not been properly paid in full as provided herein, then the Royalty Payor must pay Interest to the Royalty Payee calculated on the delinquent payment, commencing on the date on which such delinquent payment was properly due and continuing until the date on which the Royalty Payee receives payment in full of such delinquent payment and all accrued Interest thereon; provided that Prime shall be determined as of the date on which such delinquent payment was properly due.

(5) Failure on the part of the Royalty Payee to give an Audit Notice pursuant to Section 2.05(1)(b) will conclusively establish the correctness and sufficiency of the Quarterly Statement and Royalty payments for such Quarter; provided however that if fraud or gross negligence is reasonably determined by the Royalty Payee to exist at any time in respect of the determination or calculation of any Royalty payment due hereunder, then no time limit shall preclude audits and adjustments on past Royalty payments.

2.06	Minimum Grow Space

The Royalty Payee acknowledges and agrees that any decision to commence, pursue, suspend or cease production of Cannabis is solely a matter for the Royalty Payor; however the Royalty Payor shall:

(1) give notice to the Royalty Payee if it is considering or intends to take any of the foregoing actions;

(2) use commercially reasonable efforts to produce Cannabis from Sun 8 Cultivars, and package Cannabis Products and Merchandise Items using the Brands; and

(3) dedicate and use the Minimum Grow Space for the production of Sun 8 Cultivars during all times that the Royalty Payor or its Affiliate are producing Cannabis.

2.07	Batch Composition and Commingling

(1) The Royalty Payor shall ensure that each Batch consists of a single Sun 8 Cultivar.

(2) After cultivation and harvesting, the Royalty Payor may commingle a Batch with another Batch, provided that:

(a) commingled Batches must be of the same Sun 8 Cultivar;

(b)

reasonable and customary procedures are established for the weighing, sampling, and other measuring or testing necessary to fairly determine yield (being grams per square foot of table space) and fairly allocate Potency as between the commingled Batches;

(c)	Samples of each Batch to be commingled shall be retained by the Royalty Payor and testing and other appropriate analyses of these Samples to determine Potency must be made before commingling;

(d)

the Royalty Payor shall retain all test analyses for a reasonable amount of time, but not less than 2 years, after receipt by the Royalty Payee of the Royalties paid with respect to such commingled Batches; and

(e)	the yield and Potency of each Batch is capable of being accurately verified by audit under Section 2.05.

2.08	Loss and Insurance

If there is a Loss prior to one or more Royalties being calculated, then:

(1) the Royalties shall be payable by the Royalty Payor to the Royalty Payee; and

(2) the factors relied upon by any insurance company to determine the insurance proceeds for the Loss, including assumptions regarding yield, weight, Potency and any other relevant factor, shall also be used to calculate the Royalties that would have been payable under this Agreement but for such Loss. If such factors are not available from the applicable insurance company, then the Royalties payable will based on the yields, weights and Potency and any other relevant factor from the most recent Batch of a similar nature.

2.09	Additions to Sun 8 Cultivars

(1) The Parties acknowledge that the Sun 8 Cultivars listed in Schedule “A” is not exhaustive but represents the list of such Sun 8 Cultivars confirmed as of the Effective Date.

(2) The Royalty Payor covenants and agrees with the Royalty Payee that when an additional cannabis cultivar meets the requirements of the definition of “Sun 8 Cultivar” under this Agreement, such cannabis cultivar will be subject to the Royalties payable hereunder and the Royalty Payor shall, upon being provided with an amending agreement in the form set out in Schedule “B”, execute such amending agreement. Notwithstanding the foregoing, the Royalty Payor acknowledges and agrees with the Royalty Payee that the execution of an amending agreement shall not be a prerequisite for payment of the Royalties on such cultivar, and that a failure to execute such amending agreement, for any reason, shall not constitute evidence that such cultivar is not a Sun 8 Cultivar.

ARTICLE 3 - TERMINATION AND BUYOUT

3.01	Termination

(1) This Agreement shall terminate and the Parties shall be released from all obligations hereunder upon the earlier of:

(a) mutual written agreement of the Parties;

(b) termination pursuant to Section 3.02(6); and

(c)	fifteen (15) years following the date hereof, being May 1, 2034, provided that the term shall be automatically extended by:

(i)	any period of time that the Minimum Grow Space is not being dedicated to, or utilized at maximum capacity for, Sun 8 Cultivars by the Royalty Payor or its Affiliates; or

(ii)	any period of time that there is an interruption, reduction or suspension in production of Cannabis derived from Sun 8 Cultivars grown in the Minimum Grow Space for any reason.

3.02	Buyout of Royalty

(1) Upon the occurrence of a Liquidity Event, then the Royalty Payor shall have the option to repurchase the Royalties and terminate this Agreement (“Buyout Option”), provided that the Royalty Payor is not in breach of this Agreement at the time.

(2) In order to exercise the Buyout Option, the Royalty Payor must deliver written notice to the Royalty Payee within ninety days of the occurrence of the Liquidity Event (the “Election Date”) along with reasonable evidence that the Royalty Payor has, or will have at the time the Buyout Funds are due, the financial capability to complete the Buyout.

(3) The consideration payable by the Royalty Payor to the Royalty Payee to complete the Buyout Option shall be as follows:

(a)	if the Liquidity Event occurs on or before the second anniversary of the Effective Date, then $40,000,000; or

(b)

if the Liquidity Event occurs after the second anniversary of the Effective Date, the greater of the fair market value of the Royalties, as determined in accordance with Section 3.02(7), or $40,000,000,

(the “Buyout Funds”).

(4) The Buyout Funds shall be paid by wire transfer, certified cheque or bank draft in accordance with the following installment schedule:

(a)	[***]% of the total Buyout Funds paid on or before [***] following the Election Date or, if applicable, the date of the Expert Decision;

(b)	[***]% of the total Buyout Funds paid on or before [***] following the Election Date or, if applicable, the date of the Expert Decision; and

(c)	[***]% of the total Buyout Funds paid on or before [***] following the Election Date or, if applicable, the date of the Expert Decision,

provided that, if the Liquidity Event is the occurrence of an event listed in subparagraph ((ii) or (iii) of the definition of “Liquidity Event”, or if the Liquidity Event anticipates the Buyout Funds be paid out by the Royalty Payor to the Royalty Payee with proceeds from the Liquidity Event transaction or otherwise, then the Buyout Funds shall be paid to the Royalty Payee in full immediately following the closing of the Liquidity Event transaction. The Royalty Payor must provide such directions to pay and escrow arrangements as may be reasonably required by Royalty Payee or its counsel to ensure payment of the Buyout Funds in accordance with the foregoing.

(5) The Buyout Funds are in addition to any other amounts due from the Royalty Payor to the Royalty Payee.

(6) The Buyout Option shall not be considered to be complete unless and until the Royalty Payor pays the Buyout Funds in full to the Royalty Payee, and upon full payment this Agreement shall automatically terminate. If, in any circumstance, the Buyout Option is initiated and not completed, any payments received by the Royalty Payee shall not be refunded by the Royalty Payee to the Royalty Payor provided however that such funds may be offset by Royalty Payor against present or future Royalty payments that may become owing to Royalty Payee.

(7) In the event that the fair market value of the Royalties is required to be determined in accordance with Section 3.02(3)(b), then the fair market value shall be as agreed between the Parties (and the Royalty Payor will provide the Royalty Payee all such information that it may require or request to assist it in determining value), and if the Parties are unable to agree within [***] after the Election Date, then the fair market value of the Royalties will constitute an issue (“Valuation Issue”) to be resolved by an independent expert with appropriate qualifications and experience (“Expert”) in accordance with the following:

(a) Such Expert shall be appointed as follows:

(i)	by the agreement of the Parties; or

(ii)

if within [***] of either Party calling for the appointment of an Expert, the Parties fail to agree upon the appointment of a single Expert, then the Royalty Payee shall request an internationally recognised firm of chartered accountants appoint the Expert;

(b)	The Expert shall resolve the dispute within [***] and may:

(i)	at its discretion consult with either Party;

(ii)	obtain the advice of any other independent expert or other persons in relation to matters outside of the ordinary expertise of the Expert;

(iii)	be entitled to rely in good faith upon the opinions of any expert or other persons consulted; and

(iv)	consider any submissions as to value which may be made to it by a Party.

(c)

Within [***] after the appointment of an Expert, each Party shall submit to such Expert, and each other, a single proposal (each, a “Deadlock Proposal”) with respect to the Valuation Issue. Within [***] after the Expert’s receipt of the Deadlock Proposals, the Expert shall accept any, but not more than one, of the Deadlock Proposals, and the Expert will notify each Party of its decision in writing (“Expert Decision”) which will not include the reasoning behind such decision.

(d)	If either Party fails to submit a Deadlock Proposal in a timely manner, the Expert shall select the Deadlock Proposal submitted by the other Party.

(e)	The Party whose Deadlock Proposal is not accepted shall pay all of the Expert’s fees and expenses with respect to its engagement with respect to such Valuation Issue.

(8)

Any process or determination by the Expert will be made as an expert and not as an arbitrator and the determination of the Expert will be final and binding on the Parties without appeal so far as the Law allows except in the case of manifest error or where either Party has not been provided with a fair opportunity to make submissions in relation to the Valuation Issue.

ARTICLE 4- INDEMNITY

4.01	Indemnity

The Royalty Payor will defend, indemnify, reimburse and hold harmless the Royalty Payee, its Affiliates, and their respective agents and employees and their successors and assigns (collectively the “Indemnified Parties”), and each of them, for, from and against any and all claims, demands, liabilities, actions and proceedings, that may be made or brought against the Indemnified Parties or which the Indemnified Parties may sustain, pay or incur that result from or relate to operations of the Royalty Payor, its Affiliates, and their respective agents and employees and their successors and assigns, including growing, cultivation, refining or marketing of Cannabis, Cannabis Products or Merchandise Items, and to their handling or transportation, including claims, demands, liabilities, actions and proceedings, in any way arising from or connected with any non-compliance with applicable Laws, including Cannabis Legislation.

4.02	Enforcement of Indemnity

It is not necessary for an Indemnified Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

4.03	Survival of Indemnity

The indemnity in Section 4.01 is a continuing obligation, separate and independent from other obligations and will not be discharged by any one payment or act and will survive expiration or earlier termination of this Agreement.

ARTICLE 5- MISCELLANEOUS

5.01	Assignment

(1) Subject to Section 5.07, the Royalty Payee may not assign this Agreement in whole or in part, either directly or through amalgamation or operation of law, without the prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, of the Royalty Payee or of any party to which the rights of the Parties are transferred pursuant to this Section 5.01, and provided that such assignment will not be effective against the Royalty Payor until the assignee has delivered to the Royalty Payor a notice of the assignment and covenant to be bound by the provisions of this Agreement in all respects and to the same extent as the Royalty Payee is bound.

(2) Subject to Section 5.01(3), the Royalty Payor may not assign this Agreement, in whole or in part, either directly or through amalgamation or operation of law, without the prior written consent, such consent not to be unreasonably withheld or delayed, of the Royalty Payee or of any party to which the rights of the Parties are transferred pursuant to this Section 5.01;

(3) Notwithstanding Section 5.01(2), the Royalty Payor may assign this Agreement to an Affiliate without the prior written consent of the Royalty Payee provided that:

(a)

such Affiliate enters into a written agreement with the Royalty Payee, on terms acceptable to the Royalty Payee acting reasonably, to be bound by the provisions of this Agreement in all respects and to the same extent as the Royalty Payor is bound; and

(b)	the Royalty Payor shall continue to:

(i)	be bound by all of the obligations as if such assignment had not occurred; and

(ii)	perform such obligations to the extent that such Affiliate fails to do so.

5.02	Transfer of Assets or Business by Royalty Payor

(1) The Royalty Payor shall not transfer, sell, lease, licence, assign or otherwise dispose of all or any of its right, title and interest in and to the business or assets comprising the cultivation, production, marketing and sale of Cannabis and the Brands to any Person either directly, indirectly or through amalgamation or operation of law, unless the transferee, purchaser, lessee, licensee or assignee, enters into a written agreement with the Royalty Payee and the Royalty Payor, on terms acceptable to the Royalty Payee and the Royalty Payor, acting reasonably pursuant to which the transferee, purchaser, lessee, licensee or assignee covenants to be bound by the terms of this Agreement (to the extent of the interest that is transferred, sold, leased or assigned).

(2) Notwithstanding any other provision in this Agreement, including the provisions of this Section 5.02, the Royalty Payor shall remain liable for all covenants, agreements and obligations of the Royalty Payor contained in this Agreement, despite any transfer, sale, lease, license or assignment of any interest in the business or assets comprising the cultivation, production, marketing and sale of Cannabis and the Brands by the Royalty Payor (or an Affiliate of the Royalty Payor), until such time as any transferee, purchaser, lessee, licensee or assignee assumes such covenants, agreements and obligations in writing.

5.03	Activities to be conducted in a Proper Manner

The Royalty Payor shall conduct its operations in a proper manner in accordance with all applicable Laws, including Cannabis Legislation and with prudent cultivation, harvesting production, packaging, labelling, distribution, storage, sampling and testing practice or other applicable professional standards in the cannabis industry in Canada.

5.04	Further Assurances

The Parties shall execute such further and other documents and do such further and other things as may be reasonably necessary or convenient to carry out and give effect to the intent of this Agreement.

5.05	Entire Agreement

This Agreement, the SS Agreement and the agreements and instruments contemplated under the SS Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between or among the Parties with respect thereto, including the Letter of Intent dated May 25, 2018 between the Royalty Payor and Top Leaf Supply Company.

5.06	Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Parties. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

5.07	Right of First Refusal

(1)	If the Royalty Payee proposes to sell all or a portion of its right to receive one or more of the Royalties (“Offered Interest”):

(a)	within [***] from the Effective Date, to a Person other than an Affiliate of the Royalty Payee, or

(b)	[***], to a Person who produces or sells Cannabis as a primary business activity, other than an Affiliate of the Royalty Payee,

then, the Royalty Payor shall have a right of first refusal (the “Right of First Refusal”) to purchase all, but not less than all, of the Offered Interest on the same terms and conditions, including the purchase price (the “Purchase Price”), as the proposed third Person.

(2) The Royalty Payor shall have [***] from the receipt of written notice of any such proposed sale to exercise such Right of First Refusal with respect to the specific sale for which the notice was received by notifying the Royalty Payee that it will purchase all of the Offered Interest. The Royalty Payor must pay the Purchase Price by certified cheque or bank draft within [***] after the Royalty Payee has given written notice under this Section 5.07(2). The Royalty Payor’s waiver of its Right of First Refusal with respect to any one proposed sale will not constitute waiver of its Right of First Refusal with respect to any other proposed sale.

5.08	Notices

(1) Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication, facsimile or other similar form of communication, in each case addressed as follows:

(a) To the Royalty Payor:

Sun 8 Holdings Inc.

1383 8th Ave W

Vancouver, BC V6H 3W4

Attention:         [***]

Email:              [***]

with a copy to:

Fasken Martineau DuMoulin LLP

2900-550 Burrard St

Vancouver, BC, V6C 0A3

Attention:         [***]

Email:               [***]

(b)	To the Royalty Payee:

Sundial Growers Inc.

Site 4, Box 17, RR1

Airdrie, AB T4B 2A3

Attention:         [***]

Email:              [***]

with a copy to:

McCarthy Tetrault LLP

4000, 421 7th Avenue SW

Calgary, AB T2P 4K9

Attention:         [***]

Email:              [***]

(2)	Any notice, direction or other instrument shall:

(a)	if delivered, be deemed to have been given and received on the day it was delivered; and

(b)	if sent by telecommunication, facsimile or other similar form of communication, be deemed to have been given and received on the business day following the day it was so sent.

(3) A Party may at any time give to the other Party notice in writing of any change of address of the Party giving such notice and from and after the giving of such notice the address or addresses therein specified shall be deemed to be the address of such Party for the purposes of giving notice hereunder.

5.09	Dispute Resolution

All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration by a single arbitrator under the Arbitration Act (Alberta). The place of arbitration shall be Calgary, Alberta, Canada.

5.10	Equitable Remedies

The Parties acknowledge and agree that a breach by any Party of any of the binding covenants contained in this Agreement could cause the other Party to incur irreparable injury, for which the other Party would not have an adequate remedy in damages. Accordingly, each Party agrees that in the event of any such breach, the non-breaching Party shall be entitled to specific performance of such covenants and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which the non-breaching Party may be entitled at Law.

5.11	No Partnership

(1) This Agreement is not intended to, and will not be deemed to, create any partnership between the Parties.

(2) Nothing herein contained will be deemed to constitute a Party the partner, agent or legal representative of the other Party or to create any fiduciary relationship between the Parties.

5.12	Currency

All dollar figures referred to in this Agreement are Canadian dollars unless specifically noted otherwise.

5.13	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, successors and permitted assigns.

5.14	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, in any jurisdiction:

(a)

the remaining provisions shall nevertheless be and remain valid and subsisting in that jurisdiction and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion; and

(b)	that provision shall nevertheless be and remain valid and subsisting in other jurisdictions.

5.15	Governing Law and Attornment

This Agreement shall be governed by and construed according to the laws of the Province of Alberta and the laws of Canada applicable therein, and subject to Section 5.09, the Parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta.

5.16	Time of the Essence

Time is of the essence in the performance of any and all of the obligations of the Parties, including the payment of monies.

5.17	Counterparts

This Agreement may be executed in two or more counterparts (including counterparts delivered by facsimile or email), all of which, taken together, shall be regarded as one and the same Agreement. Counterparts may be delivered by facsimile or email and the Parties adopt any signatures received by facsimile or email as original signatures of the Parties.

5.18	Parties in Interest

This Agreement will enure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

[Remainder of page intentionally left blank]

IN WITNESS OF WHICH the Parties have executed this Agreement as of the day and year first above written.

SUNDIAL GROWERS INC.

Per:
Authorized Signatory

SUN 8 HOLDINGS INC.

Per:
Authorized Signatory

SCHEDULE D

WARRANT CERTIFICATE

(attached)

EXECUTION COPY

PERFORMANCE WARRANT CERTIFICATE

SUNDIAL GROWERS INC.

(Incorporated under the Business Corporations Act (Alberta))

PERFORMANCE WARRANT	1,125,000 PERFORMANCE WARRANTS TO PURCHASE
CERTIFICATE	ONE COMMON SHARE PER PERFORMANCE
NO. <@>	WARRANT

This is to certify that for value received

SUN 8 HOLDINGS INC.

(the “Holder”) is the registered holder of 1,125,000 performance warrants (“Warrants”), each evidencing a right issued by Sundial Growers Inc. (the “Corporation”) to the Holder to subscribe for and purchase one fully paid and non-assessable common share in the capital of the Corporation, upon the terms and conditions (and subject to the adjustments) set forth in the “Terms and Conditions of Performance Warrants of Sundial Growers Inc.” attached to, and forming a part of, this certificate.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by a duly authorized officer effective as of May 1, 2019.

SUNDIAL GROWERS INC. Per:

TERMS AND CONDITIONS OF PERFORMANCE WARRANTS OF

SUNDIAL GROWERS INC.

1.	Definitions

The following terms have the meanings set forth below.

“Accelerated Vesting Date” has the meaning given to that term in section 5(d).

“Affiliate” has the meaning attributed to it in the Business Corporations Act (Alberta), as amended, and for purposes of this certificate, the term “body corporate” in such definition, includes a partnership.

“Annual Vesting Date” means March 31 of each year, beginning in 2020 and continuing for an additional 4 anniversaries thereafter with the last Annual Vesting Date being March 31, 2024; provided however that each of these dates will be extended for up to 3 months if the Corporation does not have its audited financial statements available and such financial statements are required to determine Brand Revenue.

“Board” means the board of directors of the Corporation.

“Books and Records” means all financial, accounting and business information, records and files, in any form whatsoever (including written, printed or electronic form or stored on computer discs or other data and software storage devices) related to and necessary for the determination or calculation of Brand Revenue, including regulatory filings and returns, books of account and related original source documentation, actuarial, tax and accounting information, reports, files, lists, drawings, plans, logs, briefs, computer program documentation, deeds, certificates, contracts, legal opinions, records of payment, asset documentation, written manuals and policies, and information relating to sales and distribution.

“Brand Revenue” means revenue (calculated in accordance with the Corporation’s current accounting practices, which must be either (a) Canadian generally accepted accounting principles, consistently applied, or (b) International Financial Reporting Standards as adopted by the International Accounting Standards Board, as amended, supplemented or replaced from time to time, as well as in accordance with good bookkeeping practices) received by the Corporation and its Affiliates that is associated with the sale of any cannabis, cannabis product or merchandise item that is derived from any Sun 8 Cultivar or branded with, or otherwise reasonably associated with, any of the Intellectual Property.

“Change of Control” means:

(a)	the acquisition of:

(i)	shares of the Corporation; and/or

(ii)	securities convertible into, exercisable for or carrying the right to purchase shares of the Corporation (“Convertible Securities”),

as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the Business Corporations Act (Alberta) with any such person, group of persons or any of such persons (collectively “Acquirors”), beneficially own or exercise control or direction over shares of the Corporation or Convertible Securities such that, assuming only the conversion or exercise of Convertible Securities beneficially owned or over which control or direction is exercised by the Acquirors, the Acquirors would beneficially own or exercise control or direction over shares of the Corporation which would entitle them to cast more than 50% of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation; or

(b)	approval by the shareholders of the Corporation of:

(i)	an amalgamation, arrangement, merger or other consolidation of the Corporation with another corporation pursuant to which:

(A)

the shareholders of the Corporation immediately prior thereto do not immediately thereafter own shares of the successor or continuing corporation which entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; or

(B)

the shares of the Corporation, when converted, exchanged or otherwise affected pursuant to such amalgamation, arrangement, merger or other consolidation, do not comprise shares of the successor or continuing corporation which entitle the holders thereof to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; or

(ii)	a liquidation, dissolution or winding-up of the Corporation; or

(iii)	a sale, lease or other disposition of all or substantially all of the assets of the Corporation,

provided however, that an IPO will not, in and of itself, constitute a Change of Control.

“Common Shares” means common shares and any other voting or participating shares in the capital of the Corporation.

“Exchange” means the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or such other national exchange or nationally recognized system of price quotation as may be approved by the Board upon which the Common Shares may be listed.

“Exchange Rate” has the meaning given to that term in section 17.1.

“Exercise Price” has the meaning given to that term in section 4.

“Expiry Time” has the meaning given to that term in section 3(a).

“Fair Market Value” of a Common Share shall mean:

(a)	if the Common Shares are listed on an Exchange, the weighted average trading price of the Common Shares on such Exchange for 20 business days preceding the applicable date;

(b)

if the Corporation has entered into an agreement pursuant to which it agrees to support a take-over bid, amalgamation, arrangement or other procedure by which an offer is made to purchase or otherwise acquire all of the issued and outstanding Common Shares and such agreement remains in full force and effect, the price at which such shares will be purchased or otherwise acquired pursuant to such take-over bid, amalgamation, arrangement or other procedure; or

(c)	if the Common Shares are not listed on an Exchange, the price as determined by the Board, acting reasonably and in good faith.

“Fiscal Year” means the Corporation’s fiscal year, commencing on January 1 of each year and ending on December 31 of the same year.

“Intellectual Property” means (A) the brands, designs, domain names, social media accounts, trademarks, and other indicia of source owned by the Corporation set forth in Schedule A and (i) all variations thereof; (ii) all stylizations thereof; (iii) all logos and designs associated therewith; (iv) all goodwill therein; and (v) all common law rights therein; (B) any registrations and applications for registration therefor in any jurisdiction; and (C) all past, present and future rights and forms of protection of an equivalent or similar nature having the equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

“[***]” has the meaning given to that term in section 5(b).

“IPO” means the first offering or listing of Common Shares by the Corporation that results in the Common Shares being traded on an Exchange.

“Liquidity Event” means:

(a)	the sale or exchange of all or substantially all of shares of the Corporation for cash or securities;

(b)

a merger, amalgamation, arrangement or other similar transaction involving the Corporation pursuant to which the holders of shares of the Corporation receive cash or securities, and, in the event that the holders receive securities, such holders receive securities which entitle them to cast less than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation or entity which may be cast to elect directors of that corporation (or similar governance members for a non-corporate entity); or

(c)

the sale of all or substantially all of the assets of the Corporation followed by a liquidating distribution of cash or securities to the shareholders of the Corporation entitled to assets upon a liquidating distribution;

provided that, in the event that the consideration received by the holders of shares of the Corporation for their shares of the Corporation is in the form of securities and not cash, then a “Liquidity Event” will only have occurred if the securities to be issued in exchange for the shares of the Corporation are considered liquid for all shareholders (other than a purchasing shareholder(s) and those acting jointly or in concert with such purchaser(s)), as unanimously determined by the Board, acting reasonably.

“Subsequent Vesting” has the meaning given to that term in section 5(b).

“Sun 8 Cultivar” has the meaning given to that term in the Royalty Agreement between the parties of even date.

“Transfer of IP” the transfer, sale, lease, licence, assignment or other disposition of all or any of the Intellectual Property or Sun 8 Cultivars to another person.

“Vesting Acceleration Event” has the meaning given to that term in section 5(d).

“Vesting Date” means any Annual Vesting Date or any Accelerated Vesting Date.

“Vesting Notice” has the meaning given to that term in section 5(d).

2.	Shares to be Acquired

Each Warrant evidences a right of the Holder to subscribe for and purchase one fully-paid and non-assessable Common Share, subject to adjustment as set forth herein.

3.	Expiry Time

(a)	The rights granted hereunder to purchase Common Shares may be exercised (subject to vesting as set out in section 5) at or before the earlier of:

(i)	if, at any time hereafter, any of the Common Shares are listed and posted for trading on an Exchange, the expiry term as may be imposed by such Exchange; and

(ii)	4:30 p.m. (Calgary time) on the fifth anniversary of the Vesting Date that such Warrants vested;

(in each case, the “Expiry Time”), after which time all rights conferred under this certificate with respect to such Warrants will be void and such Warrants will expire and be of no further force or effect.

(b)

Immediately following a Liquidity Event or Change of Control, the Board may, in their sole discretion and with at least 15 days’ prior notice to the Holder, accelerate the Expiry Time or shorten the time period within which any vested Warrants shall be exercisable; provided that such acceleration or shortening of time periods will be subject to:

(i)	any adjustment as provided in section 17; and

(ii)	the Holder first being given the opportunity to exercise its rights under sections 5(d) and as applicable.

For greater certainty, the Board may not accelerate the Expiry Time for any unvested Warrants at any time.

4.	Exercise Price

Subject to adjustment as provided in section 17, the exercise price for each Warrant will be $1.50 (the “Exercise Price”).

5.	Vesting of Exercise Rights

(a)

Subject to section 5(d), the vesting of the Warrants, if any, will occur on the Annual Vesting Date, and the number of Warrants that vest on each Annual Vesting Date will be based upon the Corporation or its Affiliates achieving Brand Revenue equal to or greater than the minimum thresholds detailed below:

Brand Revenue Achieved	# of Warrants that Vest
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]

Brand Revenue Achieved	# of Warrants that Vest
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]
$[***]	[***]

(b)

The Brand Revenue amount used to determine the vesting of Warrants, if any, on each Annual Vesting Date, will [***] (the “[***]”) of Brand Revenue for [***] (“[***]”). [***] must exceed the previous [***] and the number of Warrants granted for [***], if any, will [***]. For example, if $[***] in Brand Revenue is achieved in [***], then [***]. If $[***] then [***].

(c)

Fiscal Year to Fiscal Year Brand Revenue will not be cumulative. The annual determination of Warrants to vest, if any, on each Annual Vesting Date, is based solely on the Brand Revenue generated in the single Fiscal Year ending prior to the Annual Vesting Date.

(d)

Notwithstanding any other provision in this certificate, and subject to adjustment as provided in section 17, if, at any time on or before the second anniversary of this certificate, the following occur:

(i)	a Liquidity Event;

(ii)	a Change of Control; or

(iii)	a Transfer of IP,

(each an “Vesting Acceleration Event”), then all of the Warrants will vest immediately prior to such Vesting Acceleration Event (“Accelerated Vesting Date”) and, the Holder will be permitted to conditionally exercise any or all of the remaining Warrants effective immediately prior to the completion of any such Vesting Acceleration Event and may participate in such transaction, if applicable.

(e)

The Corporation must provide a notice (“Vesting Notice”) to the Holder on each Annual Vesting Date, or any Accelerated Vesting Date, setting out the Brand Revenue for the previous Fiscal Year, the number of Warrants that have vested on such Annual Vesting Date, the number of Warrants that have previously vested and remain unexercised and their respective expiry dates, the number of Common Shares held by the Holder, the number of Common Shares and other securities of the Corporation that are outstanding, and the number of unvested Warrants that remain, if any.

(f)

The Corporation must cooperate in good faith with the Holder in ascertaining a reasonable value for Warrants that have vested on an Annual Vesting Date and the Corporation must, at the reasonable request of the Holder, provide such documentation as necessary to ascertain such value.

(g)

Subject to adjustment as provided in section 17, at any time after the second anniversary date of this certificate the Board may, in its sole discretion and with at least 15 days’ prior notice to the Holder, accelerate the vesting of any or all of the Warrants immediately prior to the occurrence of a Change of Control, Liquidity Event or Transfer of IP in order to allow the Holder to conditionally exercise any or all of the remaining Warrants effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction. If the directors do not accelerate vesting in accordance with the foregoing all Warrants outstanding shall continue to be governed in accordance with terms of this certificate.

(h)

If applicable, each Holder agrees to deposit that portion of Common Shares received pursuant to this section 5 as a result of a Change of Control or Liquidity Event in escrow as required by any securities commission or other regulatory authority or any Exchange upon which the Common Shares may be traded.

6.	Exercise and Payment

(a)

At any time and from time to time after some or all of the Warrants have vested in accordance with section 5, the rights granted hereunder may be exercised in respect of vested Warrants by the Holder completing an exercise form in the form attached as Schedule A hereto and delivering the same to the address specified in the exercise form (or to such other address specified by the Corporation in writing), together with this certificate and the Exercise Price of the Common Shares subscribed for. The Exercise Price is payable by cash, cheque, certified cheque, bankers’ draft, wire transfer or such other manner of payment acceptable to the Corporation.

(b)

If the structure of a Liquidity Event or Change of Control requires the concurrent exercise of the Warrants to facilitate the transaction, then the Holder may conditionally exercise its rights hereunder in order to participate in the proposed transaction; provided that, if the conditional exercise occurs because of a Liquidity Event or Change of Control which is a sale of all or substantially all of the outstanding shares of the Corporation, the Common Shares acquired by the Holder upon exercise of the Warrants must be tendered to the bid pursuant to which the sale is made.

7.	Share Certificate

Upon the exercise of Warrants in accordance with the terms hereof, the Corporation will cause to be issued to the Holder the Common Shares subscribed for, which Common Shares so subscribed for must be issued as fully paid and non-assessable shares, free from all liens, charges and encumbrances, and the Holder will be deemed upon presentation and payment as set out in section 6 to be the holder of record of such Common Shares. Within three business days of compliance with the conditions set out in section 6, the Corporation will (to the extent appropriate) cause to be mailed or delivered to the Holder at the address specified in the exercise form a certificate or certificates evidencing the number of Common Shares to be received upon the applicable exercise.

8.	Exercise in Whole or in Part

The Warrants represented by this certificate which have vested may be exercised in whole or in part and, if exercised in part, the Corporation must, at the request of the Holder, issue another certificate evidencing the remaining Warrants.

9.	No Rights of Shareholder Until Exercise

The Holder, as a holder of the Warrants, will have no rights whatsoever as a shareholder of the Corporation (including any right to receive dividends or any other distribution to shareholders or to vote at any meeting of the shareholders), other than with respect to Common Shares which the Holder otherwise owns or in respect of which the Holder has exercised its right to purchase pursuant to this certificate and for which the Holder has actually paid.

10.	No Fractional Shares

No fractional shares will be issued on exercise of Warrants, nor will any compensation be made for such fractional shares, if any.

11.	Transfer of Warrants

The Warrants may not be transferred by the Holder without the express prior approval of the Board.

12.	Substitution for Lost Warrants

If this certificate becomes mutilated, lost, destroyed or stolen:

(a)

the Corporation must, subject to section 12(b) below, issue and deliver a new certificate of like date and tenure as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen certificate; and

(b)

the Holder must, as a condition precedent to the issuance of a new certificate, furnish to the Corporation such evidence of loss, destruction or theft as is satisfactory to the Corporation acting reasonably and, if required by the Corporation, an indemnity in an amount and form satisfactory to the Corporation, acting reasonably.

13.	Covenants by the Corporation

The Corporation hereby covenants and agrees as follows:

(a)

all Common Shares issued upon exercise of the right to purchase provided for in this certificate will, upon payment of the Exercise Price for such Common Shares, be issued as fully paid and non-assessable shares; and

(b)	it will make all requisite filings under applicable securities legislation in connection with the issuance of Common Shares upon exercise of Warrants.

14.	Representations and Warranties of the Corporation

The Corporation hereby represents and warrants that:

(a)	it is duly authorized and has all necessary corporate power and authority to create and issue the Warrants evidenced hereby and the Common Shares issuable upon the exercise of the Warrants;

(b)

this certificate has been duly executed and the Warrants evidenced hereby represent valid, legal and binding obligations of the Corporation enforceable in accordance with their terms, and the Corporation has the power and authority to issue this certificate and to perform each of its obligations as herein contained; and

(c)

the execution and delivery of this certificate by the Corporation are not, and the issuance of the Common Shares upon exercise of the Warrants in accordance with the terms hereof will not be, inconsistent with the Corporation’s articles or by-laws, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Corporation is a party or by which it is bound.

15.	Merger

Nothing herein contained will prevent any amalgamation or merger of the Corporation with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety to any corporation lawfully entitled to acquire and operate same; provided, however, that the corporation formed by such amalgamation or merger or which acquires by conveyance or transfer all or substantially all of the properties and assets of the Corporation must, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

16.	No Obligation of Holder

The Holder has no obligation to the Corporation to exercise the Warrants.

17.	Adjustments

17.1	Adjustment Events

The number of Common Shares obtainable for each Warrant (the “Exchange Rate”) and the Exercise Price will be adjusted from time to time as set forth below.

(a)	If and whenever the Corporation at any time after the date hereof the Corporation:

(i)	subdivides (or redivides or changes) the outstanding Common Shares into a greater number of shares; or

(ii)	consolidates (or reduces or combines) the Common Shares into a lesser number of shares; or

(iii)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend or other distribution; or

(iv)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

then the Exercise Price will be adjusted to equal the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction of which the numerator will be the total number of Common Shares outstanding immediately prior to such event and the denominator will be the total number of Common Shares outstanding immediately after such event. Upon any adjustment of the Exercise Price pursuant to this section 17.1(a), the Exchange Rate will be adjusted by multiplying the number of Common Shares which were theretofore obtainable on the exercise of a Warrant by a fraction of which the numerator will be the total number of Common Shares outstanding immediately after such event and the denominator will be the total number of Common Shares outstanding immediately prior to such event.

(b)	If and whenever there is:

(i)	a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in section 17.1(a); or

(ii)	a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity; or

(iii)

a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, then, upon the exercise of Warrants thereafter, the Holder will be entitled to receive and will accept, in lieu of the number of Common Shares then sought to be acquired by it, the kind and amount of securities or property which the Holder would have been entitled to receive as a result of such event if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it, provided that the aggregate Exercise Price (assuming the exercise of all of the Warrants) will be neither increased nor decreased.

(c)	The adjustments provided for in this section 17.1 are cumulative, and will apply (without duplication) to successive events resulting in any adjustments under the provisions of this section 17.1.

(d)

If the Corporation takes any action affecting the Common Shares or the holders thereof (including, for certainty, the declaration or payment of a dividend in respect of any class of shares of the Corporation in circumstances where such declaration or payment is outside the ordinary course of business of the Corporation), and, in the opinion of the Board, acting reasonably, the adjustment provisions of this section 17 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holder or the Corporation in accordance with the intent and purposes hereof, the provisions of this section 17 will be adjusted in such manner, if any, and at such time, as the Board in its discretion may reasonably determine to be equitable to the Holder and the Corporation in such circumstances.

17.2	Entitlement to Common Shares on Exercise of Warrant

All shares of any class or other securities which the Holder is at the time in question entitled to receive on the exercise of the Warrants, whether or not as a result of adjustments made pursuant to this section 17, will, for the purposes of the interpretation of this certificate, be deemed to be Common Shares which the Holder is entitled to acquire pursuant to this certificate.

18.	Books, Records, Access and Audit

18.1	Books and Records

(a)	The Corporation must:

(i)

maintain or cause to be maintained true, accurate, full and complete Books and Records with respect to all matters relating to the calculation of Brand Revenue achieved each Fiscal Year in accordance with either (a) Canadian generally accepted accounting principles, consistently applied, or (b) International Financial Reporting Standards as adopted by the International Accounting Standards Board, as amended, supplemented or replaced from time to time, as well as in accordance with good bookkeeping practices to enable Brand Revenue to be calculated in accordance with this certificate; and

(ii)	permit the Holder and its advisors, after it has given reasonable notice to the Corporation, to:

(A)	attend the Corporation’s premises at all reasonable times and with access to the Corporation’s relevant personnel, the Corporation’s Books and Records; and

(B)	make and take away with it copies of such Books and Records.

18.2	Audit

(a)

All Brand Revenue stated in the annual Vesting Notice delivered will be considered final, unless the Holder delivers to the Corporation a written notice (the “Audit Notice”) regarding the determination or calculation of the Brand Revenue within [***] after receipt by the Holder of the audited financial statements that include the Brand Revenue determination in question.

(b)

If the Holder delivers an Audit Notice as herein provided, the Holder will, for a period of [***] after the Corporation’s receipt of such Audit Notice, have the right, upon reasonable notice and at all reasonable times, to have the Corporation’s accounts and Books and Records relating to the determination or calculation of the Brand Revenue in question audited by a reputable accounting firm of chartered professional accountants or certified public accountants selected by the Holder. If such audit determines that there has been a deficiency in the Brand Revenue reported to the Holder such that certain Warrants that should have vested have not vested, then such deficiency will be resolved by the immediate vesting of such Warrants on the date of the audit determination, or if the vesting of the Warrants becomes impossible or inequitable, then compensation will be paid to the Holder of the difference between the Exercise Price and the highest price that the Common Shares were traded at between the date that vesting should have occurred and the date of the audit result. The Holder will pay all the costs and expenses of such audit unless a deficiency has been shown to exist in accordance with this section 18.2(b) that resulted in the Corporation underreporting the number of Warrants to vest in the Vesting Notice, in which case such costs must be paid by the Corporation.

(c)

Failure on the part of the Holder to give an Audit Notice pursuant to Section 18.2(a) will conclusively establish the correctness and sufficiency of the Vesting Notice for such Fiscal Year; provided however that if fraud or gross negligence is reasonably determined by the Holder to exist at any time in respect of the determination or calculation of any Brand Revenue at any time, then no time limit will preclude audits and adjustments on past Vesting Notices.

19.	Dispute Resolution

All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration by a single arbitrator under the Arbitration Act (Alberta). The place of arbitration shall be Calgary, Alberta, Canada.

20.	Governing Law

This certificate will be governed by the laws of the Province of Alberta and the federal laws of Canada in force in the Province of Alberta and the Corporation and the Holder hereby irrevocably attorn to the jurisdiction of the courts of the Province of Alberta in respect of any action or proceeding arising out of or relating to the matters contemplated herein.

21.	Miscellaneous Interpretation Matters

(a)	The division of this certificate into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof.

(b)	Unless otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(c)

The term “business day” means a day which is not a Saturday or Sunday or any other day when banks in the City of Calgary, Alberta are not generally open for business and, if any period expires or any day on which any action is to be taken under this certificate falls on a day which is not a business day, it will be deemed to refer to the next business day.

(d)

The use of the word “including” or “includes” followed by a specific example or examples will not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule will not be applied in the interpretation of such general wording or such specific example or examples.

(e)	The rule of construction that, in the event of ambiguity, the contract will be interpreted against the party responsible for the drafting or preparation of the certificate, will not apply.

(f)	The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this certificate as a whole and not to any particular section or other subdivision.

(g)	All dollar figures referred to in this certificate are Canadian dollars unless specifically noted otherwise.

22.	Severability

If any covenant or provision herein or any portion hereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal government authority, such must not be deemed to affect or impair the validity of any other covenant or provision herein or a portion thereof, as the case may be, nor the validity of such covenant or provision or a portion thereof, as the case may be, in any other jurisdiction.

23.	Notices

(a)	Any notice or other communication which must be given or sent under this certificate must be given in writing and sent by hand or courier delivery or by facsimile transmission as follows:

(i)	in the case of the Holder, to the address and facsimile number below, or to such other address or facsimile number which the Holder has provided to the Corporation:

Sun 8 Holdings Inc.

1383 8th Avenue West

Vancouver, BC V6H 3W4

Attention:         [***]

Email:               [***]

with a copy to:

Fasken Martineau DuMoulin LLP

2900, 550 Burrard Street

Vancouver, BC V6C 0A3

Attention:         [***]

Email:               [***]

(ii)	in the case of the Corporation, to:

Sundial Growers Inc.

Site 4, Box 17, RR1

Airdrie, AB T4B 2A3

Attention:         [***]

Email:               [***]

with a copy to:

McCarthy Tetrault LLP

4000, 421 7th Avenue SW

Calgary, AB T2P 4K9

Attention:         [***]

Email:              [***]

(b)

If delivered by hand or courier, it will be deemed to have been validly given or received on the day of delivery to the Holder or the Corporation, provided that any delivery made on a day other than a business day or after 4:30 p.m. (local time) on a business day will be deemed to be received on the next following business day. If delivered by facsimile, it will be deemed to have been validly given or received on the day sent, if sent prior to 4:30 p.m. (local time) at the place of receipt on a business day with written confirmation of receipt from the sending machine, and otherwise on the business day following the day of transmission by facsimile, with written confirmation of receipt from the sending machine.

(c)	A party may, at any time, change its named recipient, address or facsimile number for the purposes of service by written notice to the other party.

24.	Enurement

This certificate and all of its provisions will enure to the benefit of the Holder and its successors or personal representatives and will be binding upon the Corporation, its successors and permitted assigns.

25.	Time

Time will be of the essence hereof.

SCHEDULE E

IP ASSIGNMENT AGREEMENT

(attached)

EXECUTION COPY

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

BETWEEN

SUNDIAL GROWERS INC.

AND

SUN 8 HOLDINGS INC.

MADE AS OF

MAY 1, 2019

ARTICLE 1 - DEFINITIONS		66

1.01	Definitions	66

ARTICLE 2 - ASSIGNMENT		67

2.01	Assignment	67
2.02	Consideration	67
2.03	Complete Assignment	67
2.04	Further Actions	67

ARTICLE 3 - GENERAL		68

3.01	Assignment	68
3.02	Benefit of the Agreement	68
3.03	Severability	68
3.04	Governing Law	68
3.05	Counterparts	68
3.06	Amendments and Waivers	68

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of May 1, 2019.

BETWEEN:

SUNDIAL GROWERS INC., a corporation incorporated under the laws of the Province of Alberta (the “Assignee”)

- and -

SUN 8 HOLDINGS INC., a corporation incorporated under the laws of the Province of British Columbia (the “Assignor”)

WHEREAS pursuant to a service and sale agreement dated May 1, 2019 between the Assignee and Assignor (the “SS Agreement”), the Assignor has agreed to transfer the Intellectual Property (as defined herein) to the Assignee, among other things; and

AND WHEREAS the Assignor has agreed to enter into this Agreement with the Assignee to assign all of the Assignor’s rights in the Intellectual Property to the Assignee and to provide to the Assignee such further assurances as are required to perfect the Assignee’s interests in the Intellectual Property;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration the consideration granted to the Assignor by the Assignee pursuant to the SS Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereto respectively covenant and agree as follows:

ARTICLE 1 - DEFINITIONS

1.01	Definitions

In this Agreement, the following words, phrases and expressions shall have the following meanings, unless something in the subject matter or context is inconsistent therewith:

“Assignment” has the meaning set forth in Section 2.01;

“Consideration” has the meaning ascribed thereto in the SS Agreement.

“Intellectual Property” has the meaning ascribed thereto in the SS Agreement, including the items set out in Schedule “A” attached to this Agreement;

“Intellectual Property Rights” has the meaning ascribed thereto in the SS Agreement;

“Parties” means the Assignee and the Assignor, and “Party” means either one of them; and

“Transaction Documents” has the meaning ascribed thereto in the SS Agreement.

ARTICLE 2 - ASSIGNMENT

2.01	Assignment

The Assignor hereby assigns (the “Assignment”) to the Assignee all of the Assignor’s right, title, and interest, including all Intellectual Property Rights, in and to the Intellectual Property now existing, or that may accrue in the future, effective upon creation of such Intellectual Property. As a result of the Assignment, the Assignor acknowledges and agrees that the Assignee is the exclusive owner of all rights, title, and interests, including all Intellectual Property Rights, in and to the Intellectual Property.

2.02	Consideration

In consideration of the Assignment, the Assignee has paid the Consideration to the Assignor in accordance with the terms of the SS Agreement.

2.03	Complete Assignment

The Assignor acknowledges that the Assignment is a complete assignment and that the Assignor retains no right in or to the Intellectual Property, and the Assignor hereby irrevocably and unconditionally:

(1) fully releases, remises, and forever discharges the Assignee and its shareholders, directors, officers, employees, contractors, agents, and all of their respective heirs, executors, administrators, successors and assigns from all manner of claims, proceedings, liabilities, obligations, actions, causes of action, suits, debts, dues, accounts, covenants, agreements, contracts, demands and costs, howsoever, or wheresoever arising, and whether now known or unknown, which exist as at the date hereof respect of the Intellectual Property; and

(2) agrees not to commence any claims or proceedings against the Assignee, or any person, partnership, or other entity in respect of the Intellectual Property or the ownership or use thereof,

provided however that the foregoing shall not preclude or prevent the Assignor from exercising any rights or remedies pursuant to the SS Agreement or any other Transaction Document.

2.04	Further Actions

The Assignor will cooperate fully with the Assignee and its successors and assigns with respect to signing further documents and doing such acts and other things reasonably requested by the Assignee or its respective successors or assigns to confirm or evidence the Assignee’s ownership of the Intellectual Property, or to obtain, register, or enforce any right in respect of the Intellectual Property, including the execution of any confirmatory trademark assignments or other similar documents. The Assignee or its respective successors or assigns, as applicable, will be responsible for all reasonable costs and expenses of the Assignor complying with the obligations under this paragraph.

ARTICLE 3– GENERAL

3.01	Assignment

The Assignor may not assign this Agreement or the Assignor’s rights or obligations hereunder without the prior written consent of the Assignee.

3.02	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, successors and permitted assigns.

3.03 Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, in any jurisdiction:

(1) the remaining provisions shall nevertheless be and remain valid and subsisting in that jurisdiction and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion; and

(2) that provision shall nevertheless be and remain valid and subsisting in other jurisdictions.

3.04	Governing Law

This Agreement shall be governed by and construed according to the laws of the Province of Alberta and the federal laws of Canada applicable therein, and the Parties hereto irrevocably submit to the jurisdiction of the courts of the Province of Alberta in respect of any dispute arising from this Agreement.

3.05	Counterparts

This Agreement may be executed in one or more counterparts, all of which will constitute one and the same Agreement. This Agreement may be delivered by electronic transmission, including by e-mail or by facsimile transmission, and if so delivered, this Agreement will be, for all purposes, effective as if the Parties had executed the original Agreement.

3.06	Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Parties. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

[Signature page follows]

IN WITNESS OF WHICH the Parties have executed this Agreement as of the day and year first above written.

SUNDIAL GROWERS INC.

Per:

SUN 8 HOLDINGS INC.

Per: